NEWS RELEASE

For further information, contact:	Matt Quantz, Manager - Corporate Communications
(337) 232-7028, www.petroquest.com
PETROQUEST ENERGY CONTINUED LISTING PLAN ACCEPTED BY NYSE

LAFAYETTE, LA - March 21, 2016 - PetroQuest Energy, Inc. (the “Company”) (NYSE: PQ) today announced receipt of notice that the New York Stock Exchange (“NYSE”) has accepted the Company’s plan for continued listing on the NYSE.  As a result, the Company’s common stock will continue to be listed on the NYSE, subject to achieving the requisite stock price trading levels within the six-month cure period, as well as providing quarterly reviews to the NYSE’s Listing and Compliance Committee to ensure the Company’s progress toward its plan to restore compliance with continued listing standards by the end of the 18-month plan period. The Company plans to seek approval from its stockholders of a reverse stock split at its 2016 annual stockholders meeting on May 18, 2016, in order to meet the NYSE required stock price trading levels.

About the Company
PetroQuest Energy, Inc. is an independent energy company engaged in the exploration, development, acquisition and production of oil and natural gas reserves in Texas, Oklahoma, Louisiana and the shallow waters of the Gulf of Mexico. PetroQuest’s common stock trades on the New York Stock Exchange under the ticker PQ.

Forward-Looking Statements
This news release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.   All statements other than statements of historical fact included in this news release are forward-looking statements. Although PetroQuest believes that the expectations reflected in these forward-looking statements are reasonable, these statements are based upon assumptions and anticipated results that are subject to numerous uncertainties and risks. Actual results may vary significantly from those anticipated due to many factors, including our ability to pay dividends on our Series B Preferred Stock, our ability to satisfy the continued listing standards of the New York Stock Exchange with respect to our common stock or to cure any continued listing standard deficiency with respect thereto, the volatility of oil and natural gas prices and significantly depressed oil prices since the end of 2014, our ability to hedge future production to reduce our exposure to price volatility in the current commodity pricing market, our ability to post additional collateral to satisfy our offshore decommissioning obligations, our ability to reduce leverage or refinance our remaining senior notes due 2017, our estimate of the sufficiency of our existing capital sources, including availability under our senior secured bank credit facility and the result of any borrowing base redetermination, our ability to raise additional capital to fund cash requirements for future operations, the effects of a financial downturn or negative credit market conditions on our liquidity, business and financial condition, the declines in the values of our properties that have resulted in and may in the future result in additional ceiling test write-downs, our ability to replace reserves and sustain production, our ability to find oil and natural gas reserves that are economically recoverable, the uncertainties involved in prospect development and property acquisitions or dispositions and in projecting future rates of production or future reserves, our ability to realize the anticipated benefits from our joint ventures or divestitures, the timing of development expenditures and drilling of wells, hurricanes, tropical storms and other natural disasters, changes in laws and regulations as they relate to our operations, including our fracking operations or our operations in the Gulf of Mexico, and the operating hazards attendant to the oil and gas business. In particular, careful consideration should be given to cautionary statements made in the various reports PetroQuest has filed with the SEC. PetroQuest undertakes no duty to update or revise these forward-looking statements.

Click here for more information: “http://www.petroquest.com/news.html?=BizID=1690&1=1”